Press Release

Clean Harbors Announces

First Quarter 2004 Financial Results

Company Meets Revenue Guidance; Improved Efficiencies

and Cost Reductions Drive $4.8 Million Rise in Operating Income

Braintree, MA – April 23, 2004– Clean Harbors, Inc. (“Clean Harbors”) (NASDAQ: CLHB), the leading provider of environmental and hazardous waste management services throughout North America, today announced financial results for the first quarter ended March 31, 2004.

Clean Harbors reported first-quarter revenues of $142.8 million, compared with $142.3 million in the first quarter of 2003. Income from operations totaled $4.1 million in the quarter compared with a loss of $(0.7) million one year ago. The Company generated first-quarter net income of $2.8 million, or $0.14 per basic share compared with a net loss of $(7.2) million, or $(0.60) per basic and diluted share, in the first quarter of 2003. Net income in the first quarter of 2004 included a non-cash gain of $5.3 million associated with the embedded derivative on the Company’s preferred stock. Diluted loss for the first quarter of 2004 was $(0.08) per share after adjusting for the non-cash gain.

EBITDA was $12.1 million in the first quarter of 2004, compared with $8.7 million in the same period a year earlier.*

Financial Review

“We achieved our revenue guidance in the first quarter, and on the basis of reducing costs, carefully managing expenses and improving operating efficiencies we generated a substantial $4.8 million increase in quarterly operating income, year-over-year,” said Alan S. McKim, chairman and chief executive officer. “While the economic environment remained difficult, we continued to focus our attention on fine-tuning the Company’s operational structure and building on the positive financial momentum established during the second half of 2003.”

“Each quarter, we gain more insight into the great potential of our combined business and become more proficient at managing our unparalleled assets, said McKim. “In particular, we continue to improve our ability to manage SG&A expenses and leverage our technology expertise to drive additional costs out of the business. We are also making progress on decreasing our accounts receivables balances. Furthermore, through strict controls and cost management, we limited environmental expenditures to only $1.8 million during the quarter.”

*See disclosures regarding non-GAAP financial results below.

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1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Announces

First Quarter 2004 Financial Results

Non-GAAP First-Quarter Results

The Company reported EBITDA for the first quarter of 2004 of $12.1 million compared with EBITDA of $8.7 million in the first quarter of 2003.

Clean Harbors reports EBITDA results, which are non-GAAP, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides an additional measurement of the Company’s performance. The Company defines EBITDA in accordance with its outstanding loan agreements, as described in the following reconciliation showing the differences between reported income (loss) and EBITDA for the first quarter of 2003, and the first quarter of 2004 (in thousands):

	For the three months ended:
	March 31, 2003	March 31, 2004
Net income (loss)	$(7,202)	$2,817
Cumulative effect of change in accounting principle	66	—
Accretion of environmental liabilities	2,733	2,588
Depreciation and amortization	6,648	5,405
Interest expense, net	5,510	5,358
Provision for income taxes	988	1,212
Non-recurring severance charges	109	16
Restructuring charges	(124)	—
Other acquisition costs	—	—
Change in value of embedded derivative	(17)	(5,287)

EBITDA	$8,711	$12,109

Business Outlook

“Moving into our seasonally stronger second quarter and with an improving economy, we are beginning to see clear signs of growth,” said McKim. “Already, we have been successful in capturing several larger remediation projects that will contribute to our second-quarter performance. Also helping our top line will be the large number of community-based waste collection activities that take place during the spring. As a result, in the second quarter we expect to achieve a sequential revenue increase of 7% to 12%. Based on these improved revenues and further execution of cost-reduction and productivity initiatives, we are projecting second-quarter EBITDA in the range of $16 million and $19 million.”

“Based on our first-quarter financial results and expectations for the second quarter, we are actively exploring refinancing options, with the intention of lowering our cost of borrowing, simplifying our capital structure and

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1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Announces

First Quarter 2004 Financial Results

providing the Company with improved financial flexibility,” said McKim.

Conference Call Information

Clean Harbors will conduct a conference call for investors to discuss the information contained in this news release today, Friday, April 23, 2004 at 9:00 a.m. (ET). Investors who want to hear a webcast of the call should log onto www.cleanharbors.com and select “Investor Relations.” In addition, if you are unable to listen to the live webcast, the call will be archived on the investor section of the website.

About Clean Harbors, Inc.

Clean Harbors, Inc. is North America’s leading provider of environmental and hazardous waste management services. With an unmatched infrastructure of 48 waste management facilities, including nine landfills, five incineration locations and seven wastewater treatment centers, the Company provides essential services to more than 30,000 customers, comprising a majority of the Fortune 500, thousands of smaller private entities and numerous governmental agencies. Headquartered in Braintree, Massachusetts, Clean Harbors has more than 100 locations strategically positioned throughout North America in 36 U.S. states, six Canadian provinces, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

A variety of factors beyond the control of the Company affect the Company’s performance, including, but not limited to:

•	The effects of general economic conditions in the United States, Canada and other territories and countries where the Company does business;

•	The effect of economic forces and competition in specific marketplaces where the Company competes;

•	The possible impact of new regulations or laws pertaining to all activities of the Company’s operations;

•	The outcome of litigation or threatened litigation or regulatory actions;

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1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Announces

First Quarter 2004 Financial Results

•	The effect of commodity pricing on overall revenues and profitability;

•	The effects of the embedded derivative of the Company’s preferred stock on earnings per share;

•	Possible fluctuations in quarterly or annual results or adverse impacts on the Company’s results caused by the adoption of new accounting standards or interpretations or regulatory rules and regulations;

•	The effect of weather conditions or other aspects of the forces of nature on field or facility operations;

•	The effects of industry trends in the environmental services and waste handling marketplace;

•	The effects of conditions in the financial services industry on the availability of capital and financing;

•	The Company’s ability to successfully complete the integration of the CSD acquisition which became effective in September 2002 and to manage the significant environmental liabilities which it assumed in connection with that acquisition;

•	The availability and costs of liability insurance and financial assurances required by governmental entities relating to our facilities.

Any of the above factors and numerous others not listed nor foreseen may adversely impact the Company’s financial performance. Additional information on the potential factors that could affect the Company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K, in its entirety and specifically Item 7, for the fiscal year ended December 31, 2003, and its Form 10-Q for the quarter ended March 31, 2004, which will be filed with the SEC on April 26, 2004.

Contacts:
Mark Burgess	Tim Bonang
Executive Vice President of Administration	Account Executive
and Chief Financial Officer	Sharon Merrill Associates
Clean Harbors, Inc.	(617) 542-5300
781-849-1800	tbonang@investorrelations.com
InvestorRelations@cleanharbors.com

Financial statements follow . . .

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1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Announces

First Quarter 2004 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(in thousands except per share amounts)

	March 31, 2004	March 31, 2003
	(Unaudited)
Revenues	$142,757	$142,305
Cost of revenues	107,460	106,614
Selling, general and administrative expenses	23,204	27,089
Accretion of environmental liabilities	2,588	2,733
Depreciation and amortization	5,405	6,648
Restructuring	—	(124)

Income (loss) from operations	4,100	(655)
Other income	(5,287)	(17)
Interest expense, net	5,358	5,510

Income (loss) before provision for income taxes and cumulative effect of change in accounting principle	4,029	(6,148)
Provision for income taxes	1,212	988

Net income (loss) before cumulative effect of change in accounting principle	2,817	(7,136)
Cumulative effect of change in accounting principle, net of tax	—	66

Net income (loss)	2,817	(7,202)
Dividends and accretion on preferred stock	855	804

Net income (loss) attributable to common shareholders	$1,962	$(8,006)

Basic earnings (loss) per share:
Income (loss) before cumulative effect of change in accounting principle	$0.14	$(0.60)

Cumulative effect of change in accounting principle, net of tax	—	—

Basic earnings (loss) attributable to common shareholders	$0.14	$(0.60)

Diluted loss per share:
Loss before cumulative effect of change in accounting principle	$(0.08)	$(0.60)

Cumulative effect of change in accounting principle, net of tax	—	—

Diluted loss attributable to common shareholders	$(0.08)	$(0.60)

Weighted average common shares outstanding	13,960	13,270

Weighted average common shares outstanding plus potentially dilutive common shares	16,392	13,270

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1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Announces

First Quarter 2004 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS

(in thousands)

	March 31, 2004		December 31, 2003
	(Unaudited	)
Current assets:
Cash and cash equivalents	$5,016		$6,331
Accounts receivable, net of allowance for doubtful accounts of $3,140 and $3,572, respectively	109,563		114,429
Unbilled accounts receivable	6,040		9,476
Deferred costs	5,480		5,395
Prepaid expenses	11,372		8,582
Supplies inventories	9,244		9,018
Deferred tax asset	176		178
Properties held for sale	12,285		12,690

Total current assets	159,176		166,099

Property, plant, and equipment:
Land	14,477		15,391
Landfill assets	4,172		2,680
Buildings and improvements	84,952		84,649
Vehicles and equipment	167,425		164,693
Furniture and fixtures	2,283		2,604
Construction in progress	30,098		25,931
Non-landfill asset retirement costs	993		994

	304,400		296,942
Less — accumulated depreciation and amortization	134,805		130,400

	169,595		166,542

Other assets:
Restricted cash	89,025		88,817
Deferred financing costs	6,372		6,297
Goodwill	19,032		19,032
Permits and other intangibles, net	78,345		79,811
Deferred tax asset	6,505		6,594
Other	6,687		6,967

	205,966		207,518

Total assets	$534,737		$540,159

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1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Announces

First Quarter 2004 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY

(dollars in thousands)

	March 31, 2004		December 31, 2003
	(Unaudited	)
Current liabilities:
Uncashed checks	$6,024		$5,983
Revolving credit facility	35,153		35,291
Current portion of capital lease obligations	1,423		1,207
Accounts payable	55,402		60,611
Accrued disposal costs	2,359		2,021
Deferred revenue	23,535		22,799
Other accrued expenses	32,129		32,240
Current portion of environmental liabilities	21,050		21,282
Income taxes payable	4,384		2,623

Total current liabilities	181,459		184,057

Other liabilities:
Environmental liabilities, less current portion	161,644		161,849
Long-term obligations, less current maturities	146,635		147,209
Capital lease obligations, less current portion	4,064		3,412
Other long-term liabilities	12,728		18,055
Accrued pension cost	624		633

Total other liabilities	325,695		331,158

Commitments and contingent liabilities

Redeemable Series C Convertible Preferred Stock, $.01 par value: Authorized 25,000 shares; Issued and outstanding 25,000 shares (liquidation preference of $26.5 million), net of issuance costs and fair value of embedded derivative	16,375		15,631

Total stockholders’ equity	11,208		9,313

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$534,737		$540,159

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1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com